Exhibit 99.2

MATADOR RESOURCES COMPANY PROVIDES OPERATIONAL UPDATE, SUMMARY OF RECENT CORPORATE EVENTS AND TIMING FOR SECOND QUARTER EARNINGS RELEASE AND CONFERENCE CALL
DALLAS, Texas, July 9, 2015 -- Matador Resources Company (NYSE:MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with a particular emphasis on oil and natural gas shale plays and other unconventional plays and currently focused on its Permian Basin operations in Southeast New Mexico and West Texas, today provided a summary of its Annual Shareholders Meeting and an operational update since the time of the annual meeting, specifically addressing ongoing activities in the Delaware Basin. The Company plans to announce its second quarter 2015 operating and financial results, including its second quarter production and a more detailed update of its operating activities, after the market closes on Tuesday, August 4, 2015. Matador plans to host a conference call to review its second quarter results at 9:00 am Central Daylight Time (CDT) on Wednesday, August 5, 2015. Additional details regarding access to the Company’s second quarter 2015 earnings call are provided later in this release.
Annual Shareholders Meeting - June 10, 2015
The Company held its Annual Shareholders Meeting on June 10, 2015. Presentations summarizing various aspects of Matador’s business and corporate governance were made by Joseph Wm. Foran, Matador’s Chairman and CEO, Directors David M. Laney, Margaret B. Shannon, Carlos M. Sepulveda, Jr. and Reynald A. Baribault as well as Matthew V. Hairford, Matador’s President, and Ryan C. London, Executive Vice President and Head of Completions and Prospect Teams. The meeting was highlighted by additional invited remarks by George M. Yates, Chairman and CEO of HEYCO Energy Group, Inc. and a newly elected Matador director, and Marlan W. Downey, a long-time special advisor to Matador’s Board of Directors. All presentations and remarks for the meeting, including the investor materials posted for the meeting, which are incorporated herein by reference, remain available on Matador’s website for review at www.matadorresources.com through July 31.
Over 200 shareholders and guests were in attendance at the 2015 annual meeting. Over 90% of the Company’s outstanding shares of record were represented in person or by proxy at the meeting, and of the shares voted on each of the four items of business transacted at the meeting, over 99% voted in favor of these matters. These four resolutions concerned the ratification of the reappointment of KPMG as the Company’s auditors, the election of Mrs. Shannon, Mr. Sepulveda and Mr. Yates to the Board, approval of Matador’s amended and restated long-term incentive program and an advisory vote on the compensation of the Company’s named executive officers.
Operational highlights discussed at the meeting included the following:

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significant year-over-year growth in production from 11,900 BOE per day in the first quarter of 2014 to 23,500 BOE per day in the first quarter of 2015, a 98% increase over the past year, with additional production growth anticipated in the second quarter of 2015;

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significant year-over-year growth in oil and natural gas reserves from 54.6 million BOE at March 31, 2014 to 79.3 BOE at March 31, 2015, an increase of 45%, with most of this growth occurring in the Delaware Basin;

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strong results from Matador’s initial wells in the Permian (Delaware) Basin, including several recently completed wells in its Wolf (Loving County, Texas) and Rustler Breaks (Eddy County, New Mexico) prospect areas with 24-hour initial potential tests between 1,200 and 1,600 BOE per day;

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the large increase in the Company’s net engineered drilling locations in the Delaware Basin, a 440% year-over year increase to almost 1,000 net locations as of December 31, 2014 as a result of its delineation drilling program and its increased acreage position in the Delaware Basin. This acreage position has grown to approximately 155,000 gross (90,000 net) acres At July 9, 2015., making Matador the largest Delaware Basin acreage holder among small and mid-cap publicly traded energy companies. Based on an independent analysis by BMO Capital Markets in January 2015. Small and mid-cap publicly traded energy companies defined by BMO Capital Markets as those companies with an enterprise value between $500 million and $3.5 billion. These engineered drilling locations do not yet include any locations for acreage acquired in Matador’s recent merger with the Harvey E. Yates Company (“HEYCO”) or in its Twin Lakes prospect; and

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Matador has continued to maintain a strong balance sheet highlighted by its low Net Debt to Adjusted EBITDA ratio of approximately 1.2 times LTM Adjusted EBITDA at March 31, 2015 and Net Debt at May 6, 2015. and the fact that Matador had no borrowings outstanding on its secured line of credit.

Delaware Basin Update - Southeast New Mexico and West Texas
Matador is pleased to announce its continuing progress in the Delaware Basin of Southeast New Mexico and West Texas. The Company is currently operating two state-of-the-art, specially built drilling rigs in the Delaware Basin - one in its Wolf prospect area in Loving County, Texas and a second in Eddy County, New Mexico, where Matador is beginning its development program in the Rustler Breaks prospect area. Matador expects to take delivery of a third, new, state-of-the-art drilling rig, also specially built, on or about August 1, 2015. The key state-of-the-art features of these three new drilling rigs being used by Matador in the Delaware Basin include (1) a fully integrated walking package and V-door turned 90 degrees allowing for batch drilling and simultaneous operations, (2) 7,500-psi rig pumps, (3) an integrated mud-gas separator allowing managed pressure drilling on the overpressured Wolfcamp wells and (4) a telescoping flex-joint and blowout preventer test stump, which together improve drilling times by more than one-day per well. This third rig is expected to begin drilling in the Company’s Jackson Trust prospect area in northeast Loving County, Texas testing the Bone Spring and shallower targets. Following that, the rig is scheduled to drill in the Ranger and Arrowhead prospect areas (including acreage acquired in the HEYCO merger) in northern Lea and Eddy Counties, New Mexico to further delineate the Bone Spring and Wolfcamp potential in those areas. Matador also expects to use this rig to drill a pilot hole in its Twin Lakes prospect area before the end of the year.

Using these new specially built drilling rigs, Matador continues to make significant progress in reducing drilling costs and times for both Wolfcamp and Bone Spring horizontal wells. Matador has especially focused on ways to improve drilling times and operational efficiencies and, in this way, has cut drilling times by as much as 50% on Wolfcamp wells in the Wolf and Rustler Breaks prospect areas as compared to early wells drilled in these prospect areas. The Company continues to improve operational efficiencies in completions and production operations as well by developing new completions practices, implementing gas lift and other artificial lift technologies and increasing its midstream capabilities, among other operational enhancements.
In the Wolf prospect area, for example, Wolfcamp drilling times (spud to total depth) have been reduced from an average of 43 days in 2014 to as low as 23 days on recent wells. In the Rustler Breaks prospect area, where the Wolfcamp formation is shallower, Wolfcamp drilling times have been reduced from an average of 32 days to as low as 15 days. These increased drilling efficiencies are the result of a number of factors including the higher rated, 7,500-psi rig pumps, improved bit designs, more experienced crews on each rig, and the ability to drill wells in batch mode in some areas. On the completions side, Matador recently successfully stimulated its first two wells using recycled water on its Johnson lease in the Wolf prospect area. The Company estimates that the use of recycled water may save as much as $300,000 per well on its completion costs going forward.
These increased drilling and completion efficiencies, coupled with service cost reductions, have substantially reduced overall well costs. Recent Wolfcamp wells in the Wolf prospect area have been drilled and completed for approximately $8 million, as compared to $10 to $12 million in 2014. In the Rustler Breaks prospect area, total Wolfcamp well costs have been reduced to between $6 and $6.5 million per well, and a recent Bone Spring well drilled in this area was drilled and completed for approximately $5 million. These well costs are substantially reduced from those of initial wells drilled in these areas and from well costs originally budgeted in early 2015 for many of these wells.
As Matador has delineated its Delaware Basin acreage position through its drilling activities in Loving County, Texas and Lea and Eddy Counties, New Mexico, the commercial horizons identified for drilling have proven to be more numerous and better than expected. Thus far, Matador has tested nine different producing horizons in the Bone Spring and Wolfcamp intervals at various locations across its acreage position, including two benches of the Second Bone Spring, the Third Bone Spring, three benches of the Wolfcamp A, including the X and Y sands and the more organic, lower section of the Wolfcamp A, two benches of the Wolfcamp B and the Wolfcamp D.
Various combinations of these horizons are “stacked” on top of each other throughout Matador’s acreage position in the Delaware Basin, which should allow the Company to exploit these reservoirs from a single drilling pad, thereby significantly reducing development costs going forward on these wells. In fact, one of Matador’s key operational highlights of the second quarter of 2015 was the successful drilling and completion of its first three-zone, stacked test in the Company’s Rustler Breaks prospect area as described below. For the remainder of 2015 and into 2016, Matador intends to continue to focus on determining proper well spacing, both horizontally and vertically, in order to establish optimal development plans for each of its prospect areas.

Matador also continues to make significant progress with its midstream operations. The Company has completed its commercial salt-water disposal facility in Loving County, Texas and has been disposing of its produced salt water at such facility since January 2015, saving Matador more than $1.00 per barrel in salt water disposal costs. The Company anticipates drilling a second salt water disposal well near this facility soon and expects to begin to dispose of third-party salt water on a commercial basis later this summer. Construction of Matador’s cryogenic natural gas processing facility in Loving County, Texas is proceeding on schedule and is expected to come on-line during the third quarter of 2015. This facility is expected to be capable of processing approximately 30 to 35 million cubic feet of natural gas per day, and Matador expects to process both its own natural gas, as well as third-party natural gas at this facility.
Rustler Breaks Prospect Area - Eddy County, Texas
One of the key highlights of Matador’s second quarter activities was the successful drilling and completion of the Company’s first three-horizon, stacked test resulting from the drilling of three horizontal wells to three different horizons - Second Bone Spring, Wolfcamp “A” and Wolfcamp “B” - from a single pad location.
Click here for a diagram detailing Matador’s first three-zone stacked lateral test at Rustler Breaks
As illustrated on the attached diagram, the deepest horizontal wellbore was drilled in the Wolfcamp “B” reservoir, the results of which were announced previously as Matador’s Tiger 14-24S-28E RB #224H well. This well was drilled in the lower portion of the Wolfcamp “B” formation at approximately 10,500 feet true vertical depth. The Tiger 14-24S-28E RB #224H well had a completed lateral length of 4,376 feet, and Matador completed the well with 21 frac stages, including approximately 170,000 barrels of fluid and 8.8 million pounds of sand. During its 24-hour initial potential test, this well flowed 1,525 BOE per day (43% oil), consisting of 650 barrels of oil per day with 5.3 million cubic feet of natural gas per day, at 3,900 psi surface pressure on a 26/64-inch choke. In just over three months of production, the Tiger 14-24S-28E RB #224H well has produced approximately 115,000 BOE (45% oil), consisting of 52,000 barrels of oil and 377 million cubic feet of natural gas. In early July, the well was flowing at a rate of about 960 BOE per day (44% oil), consisting of 410 barrels of oil per day with 3.3 million cubic feet per day of natural gas at 2,200 psi on a 24/64-inch choke. The Tiger 14-24S-28E RB #224H well continues to track the Company’s 1,000,000 BOE type curve established for the Wolfcamp “B” in the Rustler Breaks area.
The next shallower zone drilled on this pad was the Wolfcamp “A”/“X-Y” in Matador’s Tiger 14-24S-28E RB #204H well. This new well is approximately two miles south of Matador’s discovery well in the Wolfcamp “A”/“X-Y”, the Guitar 10-24S-28E RB #202H, drilled and completed earlier this year. During its 24-hour initial potential test, the Guitar 10-24S-28E RB #202H flowed 1,273 BOE per day (79% oil), consisting of 1,008 barrels of oil per day and 1.6 million cubic feet of natural gas per day at 2,190 psi on a 26/64-inch choke. This well has already produced approximately 77,000 BOE, consisting of 62,000 barrels of oil and 95 million cubic feet of natural gas in 3.5 months, while continuing to track Matador’s 700,000 BOE type curve established for the “A”/“X-Y” sands in the Rustler Breaks area. The Tiger 14-24S-28E RB #204H well was drilled in the Wolfcamp “A”/“X-Y” formation at approximately 9,600 feet true vertical depth. This well had a completed lateral length of 4,656 feet, and Matador completed the well with 16 frac stages, including approximately 133,000 barrels of fluid and 9.3 million pounds of sand. During its 24-hour initial potential test, the Tiger 14-24S-28E RB #204H flowed 1,405 BOE per day (75% oil), consisting of 1,055 barrels of oil per day with 2.1 million cubic feet of natural gas per day, at 2,400 psi surface pressure on a 30/64-inch choke. The early performance of this well is even stronger than that of the Guitar 10-24S-28E RB #202H well.
The third zone drilled in this stacked lateral sequence was the Second Bone Spring sand, the shallowest of the three zones. The Tiger 14-24S-28E RB #124H well is Matador’s first test of the Second Bone Spring sand in the Rustler Breaks prospect area. This well was drilled in the Second Bone Spring sand at approximately 8,200 feet true vertical depth. The Tiger 14-24S-28E RB #124H well had a completed lateral length of 4,364 feet, and Matador completed the well with 12 frac stages, including 92,000 barrels of fluid and 5.7 million pounds of sand. This interval is still cleaning up after stimulation and a 24-hour initial potential test has not yet been conducted, but at July 9, 2015, the well was flowing approximately 800 BOE per day (81% oil), consisting of 650 barrels of oil per day and 880 thousand cubic feet of natural gas per day, at 810 psi on a 34/64-inch choke. This early production rate and flowing pressure are encouraging and, in fact, the production rate and flowing pressure are continuing to increase as the well cleans up, which is also an encouraging sign. In these normally pressured Second Bone Spring reservoirs, Matador has observed that it often takes 30 to 60 days (and, at times, the installation of artificial lift) to observe peak production rates from these wells.
Total drilling and completion costs for this three-well pad were approximately $19.6 million, including approximately $8.6 million for the Wolfcamp “B” well, $6.0 million for the Wolfcamp “A”/“X-Y” well and $5.0 million for the Second Bone Spring well; however, Matador anticipates subsequent Wolfcamp “B” wells in this area to be drilled and completed in the range of $6.0 to $6.5 million, further reducing drilling and completion costs for a similar three-well pad to $17.0 to $17.5 million. Had all three wells been tested at the same time, the combined 24-hour initial flow rate from this single drilling pad would have approximated 3,730 BOE per day (with the Second Bone Spring interval still cleaning up), consisting of about 2,355 barrels of oil per day and 8.3 million cubic feet of natural gas per day. Matador is very pleased not only with the early results of its initial Wolfcamp and Second Bone Spring tests, but also with the potential repeatability of this “stacked” pay concept in the Rustler Breaks prospect area, where the Company has now identified four separate productive horizons - three benches in the Wolfcamp formation and the Second Bone Spring - as all being candidates for further development. The fourth bench is the upper portion of the Wolfcamp “B”, which was not completed in this three-well stack, but was completed in Matador’s Rustler Breaks 12-24S-27E RB #224H well. That well has also continued to perform very well, and through about 14 months of production, the Rustler Breaks 12-24S-27E RB #224H well has produced about 190,000 BOE, consisting of almost 80,000 barrels of oil and 670 million cubic feet of natural gas. The Rustler Breaks 12-24S-27E RB #224H well still appears to be on track for an estimated ultimate recovery of approximately 700,000 BOE. Matador plans to operate one rig continuously in the Rustler Breaks prospect area for the remainder of 2015 and is currently drilling a Wolfcamp “A”/“X-Y” delineation well in the northwestern portion of this acreage.

In addition to the rig drilling in Rustler Breaks, Matador is currently operating a second rig in the Wolf prospect area in Loving County, Texas, where it continues to be pleased with its ongoing development program in the Wolfcamp “A”/“X” and “Y” sands across the Wolf acreage position with results consistently as expected or better than expected. Matador has recently drilled and will soon complete its first Second Bone Spring test in the Wolf prospect area. Matador plans to release additional well results from its Wolf and Ranger prospect areas as well as a more detailed update on each area with its second quarter 2015 earnings release in early August 2015.
Second Quarter 2015 Earnings Release and Earnings Call
As noted above, Matador plans to announce its second quarter 2015 operating and financial results after the market closes on Tuesday, August 4, 2015. Management plans to host a conference call to review its second quarter results on Wednesday, August 5, 2015 at 9:00 am Central Daylight Time (CDT). To access the live conference call, domestic participants should dial (855) 875-8781 and international participants should dial (720) 634-2925. The participant passcode is 82906432. The live conference call will also be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab. The replay for this event will be available on the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab through Monday, August 31, 2015.
About Matador Resources Company
Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the Wolfcamp and Bone Spring plays in the Permian Basin in Southeast New Mexico and West Texas. Matador also operates in the oil and liquids-rich portion of the Eagle Ford shale play in South Texas and in the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas.
For more information, visit Matador Resources Company at www.matadorresources.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance; general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions, including the HEYCO merger; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador's SEC filings, including the “Risk Factors” section of Matador's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contact Information

Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com

INTER-Formational Stacked Pay
Gamma Ray
Resistivity
Bone Spring Lime
Upper Avalon Shale
Lower Avalon Shale
First Bone Spring Sand
Second Bone Spring Carbonate
Second Bone Spring Sand
Third Bone Spring Carbonate
Third Bone Spring Sand
Wolfcamp "X-Y"
Wolfcamp "A"
Wolfcamp "B"
Wolfcamp "C"
Wolfcamp / Pennsylvanian
Strawn
Multi-Well Pad
Tiger 14-24S-28E RB #124H
Still cleaning up after completion
Currently flowing 800 BOE/d (81% oil)(1)
TVD: 8,200 feet Lateral Length: 4,364 feet
Tiger 14-24S-28E RB #204H
IP: 1,405 BOE/d (75% oil)
TVD: 9,600 feet Lateral Length: 4,656 feet
Tiger 14-24S-28E RB #224H
IP: 1,525 BOE/d (43% oil)
TVD: 10,500 feet Lateral Length: 4,376 feet
Historically oil productive interval.

(1) At July 9, 2015, well still cleaning up following stimulation.